EXHIBIT 99.1

Thermon Reports Record Fourth Quarter and Full Year Fiscal 2012 Results

Company Announces Record Fourth Quarter Revenue of $69 million, Record Backlog of $118 Million, EPS Growth of $0.36 Per Share and Return on Equity of 39%

SAN MARCOS, Texas, June 1, 2012 (GLOBE NEWSWIRE) -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company") today announced consolidated financial results for the fourth quarter and fiscal year ended March 31, 2012. The Company posted record fourth quarter revenue of $69.0 million, record fourth quarter EPS of $0.20 and record fourth quarter Adjusted EPS of $0.21 which excludes optional bond redemption expenses.

Highlights for the quarter and comparisons versus the prior year quarter include:

  Revenue growth of $9.2 million or 15%
  Gross profit growth of $5.5 million or 19%
  EPS of $0.20 and Adjusted EPS of $0.21
  Backlog increased to $117.7 million, an increase of $41.5 million or 54%
  Return on equity of 39% measured by annualized Q4 Adjusted EBITDA
  On May 1, 2012, subsequent to the fourth quarter, the Company completed a partial redemption of $21 million of long-term debt thereby reducing the outstanding balance to $118.1 million. In a twelve month period, long-term debt decreased 44% following this payment.

"Thermon ended our 2012 fiscal year achieving many financial milestones and we wish to thank our employees for their dedication and contribution to this successful year. We would also like to remind our investors that product installation timing is contingent upon completion of our customer's piping systems. This dynamic impacts the timing of our revenues as construction schedules fluctuate," said Rodney Bingham, President and Chief Executive Officer.

Fourth quarter revenue of $69.0 million reflects growth of 15% compared to revenue of $59.8 million in Q4 2011. During the quarter, the Company also experienced order growth in both hemispheres with Western increasing 64% and Eastern increasing 31% as compared to the fourth quarter of prior year.

Gross margin percentage was 49.9% of revenue in Q4 2012 versus 48.5% in Q4 2011. The increase was due primarily to a higher mix of MRO/UE (maintenance, repair, overhaul/upgrade and expansion) revenue in the current period. Adjusted EBITDA excluding management fees was $18.1 million, an increase of $4.3 million or 31% from $13.8 million generated in Q4 2011, reflecting continuation of our strong business model.

Fourth quarter net income of $6.3 million in 2012 represented an improvement of $10.3 million versus the net loss of $4.0 million in Q4 2011. Excluding transaction expenses, the Company generated adjusted net income of $6.7 million and $0.21 per fully diluted common share in the current quarter. This performance reflects growth of $9.1 million, or $0.31 per diluted share, versus Q4 2011.

For the full fiscal 2012 year the Company generated record revenue of $270.5 million reflecting growth of 13% versus revenue of $238.8 million in fiscal 2011. Gross margin percentage of 48.8% for the full fiscal year 2012 compared to 46.2% in fiscal 2011, after excluding transaction charges. Adjusted EBITDA excluding management fees was a record $71.4 million in fiscal 2012, an increase of $13.7 million or 23.8% versus fiscal 2011.

Net income for the full fiscal year 2012 was $12.0 million, or $0.40 per share, versus net loss of $15.2 million in fiscal 2011. After excluding transaction expenses, the Company generated a record full year adjusted net income of $25.9 million and $0.85 per fully diluted common share versus fiscal 2011 results of $3.1 million of adjusted net income and $0.10 per fully diluted common share, growth of 750%.

During fiscal 2012 the Company reduced total long term debt by $70.9 million. Following the May 1, 2012 redemption of an additional $21 million of long-term debt, the total balance was reduced to $118.1 million, thereby saving the company approximately $8.7 million in annual interest expense versus the annual interest expense burden at the beginning of fiscal 2012.

Adjustments to GAAP net income in Q4 2012, Q4 2011, fiscal 2012 and fiscal 2011 are due to acquisition activities and capital market transactions, primarily the effects of the CHS Transactions in fiscal 2011, and the effect of optional redemptions of our long-term debt in fiscal 2012 and fiscal 2011. See the tables titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and "Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS" for additional details.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q4 2012 results during a conference call today at 10:00 a.m. (Central Standard Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

The Thermon logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7808

Non-GAAP Financial Measures

Disclosure in this release to "Adjusted EPS," "Adjusted EBITDA excluding management fees," "Adjusted net income" and "Return on equity" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted earnings per share (or EPS)" represents net income before certain transaction expenses and expenses related with debt redemptions, per fully-diluted common share. "Adjusted EBITDA excluding management fees" represents net income (loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors. "Return on equity" represents "Adjusted EBITDA excluding management fees" for the three month period ended March 31, 2012 that is multiplied times four to represent a full year's results, divided by the average of shareholders' equity at March 31, 2012 and December 31, 2011. We believe that the average equity properly accounts for net income that occurred during the three months ended March 31, 2012.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income (loss), net income (loss) per share and other measures of financial performance reported in accordance with GAAP. Our calculation of Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity are calculated from our net income (loss) and a reconciliation of our Adjusted EPS, Adjusted EBITDA excluding management fees, Adjusted net income and Return on equity to net income (loss) per share and net income, as applicable, see the sections of this release titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity" and "Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 20, 2011.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in Thousands)

	March 31, 2012	March 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 21,468	$ 51,266
Accounts receivable, net of allowance for doubtful accounts of $1,434 and $1,487 as of March 31, 2012 and 2011, respectively	50,037	40,013
Inventories, net	38,453	31,118
Costs and estimated earnings in excess of billings on uncompleted contracts	1,996	2,063
Income taxes receivable	5,193	2,462
Prepaid expenses and other current assets	6,853	7,633
Deferred income taxes	3,664	2,779
Total current assets	127,664	137,334
Property, plant and equipment, net	27,661	21,686
Goodwill	118,007	120,750
Intangible assets, net	144,801	159,056
Debt issuance costs, net	7,446	11,573
Other noncurrent assets	–	633
Total Assets	$ 425,579	$ 451,032

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$ 15,728	$ 18,573
Accrued liabilities	22,442	28,972
Obligations due to settle the CHS Transactions	3,528	4,213
Revolving lines of credit	–	2,063
Current portion of long term debt	21,000	21,000
Billings in excess of costs and estimated earnings on uncompleted contracts	2,446	1,110
Income taxes payable	1,374	7,934
Total current liabilities	66,518	83,865

Long-term debt, net of current maturities	118,145	189,000
Deferred income taxes	45,999	49,809
Other noncurrent liabilities	2,437	1,826

Total liabilities	$233,099	$324,500

Shareholders' equity:
Common Stock	30	25
Additional paid in capital	191,998	131,416
Foreign currency translation adjustment	3,362	10,031
Retained earnings (accumulated deficit)	(2,910)	(14,940)
Total shareholders' equity	$ 192,480	$ 126,532
Total liabilities and shareholders' equity	$ 425,579	$ 451,032

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	Mar. 31, 2012	Mar. 31, 2011	Mar. 31, 2012	Mar. 31, 2011
	(Successor)	(Successor)	(Successor)	(Predecessor/ Successor Combined -- Non-GAAP)
Sales	$ 69,037	$ 59,840	$ 270,515	$ 238,808
Cost of sales	34,553	30,832	138,400	128,460
Fair value Adjustment	–	–	–	7,614
Gross profit	34,484	29,008	132,115	102,734
Operating expenses:
Marketing, general and administrative and engineering	16,619	15,140	61,625	54,483
Stock compensation expense	58	1,206	6,514	1,939
Management fees (a)	––	590	8,141	2,003
Amortization of other intangible assets	2,807	2,904	11,379	18,245
Income from operations	15,000	9,168	44,456	26,064

Interest expense	(3,650)	(5,052)	(15,336)	(22,425)
Acceleration of unamortized debt cost	––	––	(3,096)	(4,932)
Debt cost amortization	(27)	(575)	(1,030)	(1,594)
Loss on retirement of senior notes	(630)	(630)	(3,825)	(630)
Interest expense, net	(4,307)	(6,257)	(23,287)	(29,581)

CHS transaction expense	–	(1,089)	–	(22,694)
Miscellaneous income (expense)	(269)	(569)	(1,671)	(270)
Other income and (expense)	(269)	(1,658)	(1,671)	(22,964)

Income (loss) before provision for taxes	10,424	1,253	19,498	(26,481)
Income tax expense ( benefit)	4,174	5,232	7,468	(11,274)
Net income (loss)	$ 6,250	$ (3,979)	$ 12,030	$ (15,207)

Net income (loss) per common share

Basic income (loss) per share	$0.21	$(0.16)	$0.41	(b)
Diluted income (loss) per share	$0.20	$(0.16)	$0.40	(b)
Weighted –average shares used in computing net loss per common share:
Basic common shares	30,007	24,933	29,083	(b)
Fully-diluted common shares	31,524	24,933	30,454	(b)

(a) Management Fees for the year ended March 31, 2012 includes $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that was in place prior to the IPO.
(b) Net loss per share for the year ended March 31, 2011 is not presented as the capital structure of the Company was substantially different prior to the CHS Transactions. Therefore, net loss per share during the year ended March 31, 2011 is not comparable under GAAP with the current year. By applying the current year period 30.5 million diluted weighted average shares outstanding to the net loss during the year ended March 31, 2011, which we believe provides the most comparable presentation, diluted net loss per common share was $(0.50).

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Return on Equity
(Unaudited, in Thousands except per share amounts)

Adjusted EBITDA excluding management fees and Return on Equity	Three Months Ended Mar. 31, 2012 (Successor)	Three Months Ended Mar. 31, 2011 (Successor)	Year Ended Mar. 31, 2012 (Successor)	Year Ended Mar. 31, 2011 (Predecessor / Successor Combined – Non GAAP)
Net income (loss)	$ 6,250	$ (3,979)	$ 12,030	$ (15,207)
Interest expense, net	4,307	6,257	23,287	29,581
Income tax expense (benefit)	4,174	5,232	7,468	(11,274)
Depreciation and amortization expense	3,348	3,403	13,972	27,930
EBITDA—non-GAAP basis	$ 18,079	$ 10,913	$ 56,757	$ 31,030
Stock compensation expense	58	1,206	6,514	1,939
Fees and expenses related to the CHS Transaction	—	1,089	—	22,694
Adjusted EBITDA—non-GAAP basis	$ 18,137	$ 13,208	$ 63,271	$ 55,663
Termination of management fee agreement with private equity sponsor	—	590	8,104	2,003
Adjusted EBITDA excluding management fees – non-GAAP basis	$ 18,137	$ 13,798	$ 71,375	$ 57,666

Adjusted EBITDA – Annualized for a full fiscal year	$ 72,548

Average total shareholders' equity for the three month period ended March 31, 2012	$ 185,565

Return on Equity – non-GAAP basis	39%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income and EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and EPS	Three Months Ended Mar. 31, 2012 (Successor)	Three Months Ended Mar. 31, 2011 (Successor)	Year Ended Mar. 31, 2012 (Successor)	Year Ended Mar. 31, 2011 (Predecessor/ Successor- Combined)	Adjustment to:

GAAP net income (loss)	$ 6,250	$ (3,979)	$ 12,030	$ (15,207)
Fair value adjustment to gross profit	--	--	--	7,614	Cost of Sales
Acceleration of stock compensation in connection with the IPO	--	--	6,341	--	Operating expense
Management fees which terminated at the IPO	--	590	8,104	2,003	Operating expense
Transaction expenses related to the CHS Transactions	--	1,089	--	22,694	Miscellaneous expense
Premium paid on redemption of long term debt	630	630	3,825	630	Loss on retirement of debt
Acceleration of unamortized debt costs due to optional redemptions of long term debt	--	--	3,096	4,932	Loss on retirement of debt
Discrete tax items related to the CHS Transactions	--	--	--	(6,339)	Income tax benefit
Tax effect of financial adjustments	(221)	(808)	(7,499)	(13,265)	Income tax benefit
Adjusted Net Income (loss) – non-GAAP basis	$ 6,659	$ (2,478)	$ 25,897	$ 3,062

Adjusted fully-diluted earnings per common share – non-GAAP basis	$ 0.21	$ (0.10)	$ 0.85	$ 0.10

Fully-diluted common shares	31,524	24,933	30,454	30,454
CONTACT: Sarah Alexander
         (512) 396-5801
         Investor.Relations@thermon.com